As filed with the Securities and Exchange Commission on November 16, 2010
                            Registration No. 333-22271
                            Registration No. 333-130053

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Post-Effective Amendment No. 1 to Form S-8 Registration Statement No. 333-22271
Post-Effective Amendment No. 1 to Form S-8 Registration Statement No. 333-130053
_____________________________

FORM S-8
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933
_____________________________

MEXICAN RESTAURANTS, INC.
(Exact name of registrant as specified in its charter)
_____________________________

Texas	76-0493269
(State or other jurisdiction of incorporation or organization)	(IRS Employer Identification Number)
Casa Olé Restaurants, Inc. 1996 Long Term Incentive Plan
Casa Olé Restaurants, Inc. 1996 Manager’s Stock Option Plan
Casa Olé Restaurants, Inc. Stock Option Plan for Non-Employee Directors
Mexican Restaurants, Inc. 2005 Long Term Incentive Plan
(Full titles of the plans)
_____________________________

Curt Glowacki
President and Chief Executive Officer
Mexican Restaurants, Inc.
12000 Aerospace Avenue
Suite 400
Houston, Texas  77034
(832) 300-5858
(Name, address, including zip code, and telephone number, including area code, of agent for service)
_____________________________

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐

Non-accelerated filer	☑ (Do not check if a smaller reporting company)	Smaller reporting company	☐

DEREGISTRATION OF SECURITIES

This Post-Effective Amendment relates to the following Registration Statements on Form S-8 (collectively, the “Registration Statements”) of Mexican Restaurants, Inc. (the “Company”):

•
Registration No. 333-22271, pertaining to the registration of 620,000 shares of common stock, par value $0.01 per share, of the Company (the “Common Stock”), which was filed by the Company with the Securities and Exchange Commission (the “SEC”) on February 24, 1997; and

•	Registration No. 333-130053, pertaining to the registration of 350,000 shares of Common Stock, which was filed by the Company with the SEC on December 1, 2005.

This Post-Effective Amendment to Form S-8 Registration Statement is being filed in order to deregister all securities remaining unsold under the Registration Statements set forth above. As of November 12, 2010, the Company had fewer than 300 shareholders of record. As a result, after filing this Post-Effective Amendment, the Company will file a Form 15 to deregister its common stock under Sections 12(g) and Section 15(d) of the Securities Exchange Act of 1934 (the “Exchange Act”). On November 15, 2010, the Company filed a Form 25 to deregister its common stock under Section 12(b) of the Exchange Act.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe it meets all of the requirements for filing on Form S-8 and has duly caused this Post-Effective Amendment to Form S-8 Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Houston, State of Texas, on November 16, 2010.

                                          MEXICAN RESTAURANTS, INC.

                                                                 By:  /s/ Curt Glowacki
                                          Curt Glowacki
                                             President and Chief Executive Officer

Pursuant to the requirements of the Securities Act, this Post-Effective Amendment to the Registration Statements has been signed below by the following persons in the capacities and on the dates indicated.

/s/ Curt Glowacki Curt Glowacki	President, Chief Executive Officer and Director (Principal Executive Officer)	November 16, 2010
/s/ Andrew J. Dennard Andrew J. Dennard	Executive Vice President, Chief Financial Officer and Treasurer (Principal Financial and Accounting Officer)	November 16, 2010
/s/ Michael D. Domec Michael D. Domec	Director	November 16, 2010
/s/ Larry N. Forehand Larry N. Forehand	Director	November 16, 2010
/s/ Lloyd Fritzmeier Lloyd Fritzmeier	Director	November 16, 2010
/s/ Michael G. Huss Michael G. Huss	Director	November 16, 2010
/s/ J. J. Fitzsimmons J. J. Fitzsimmons	Director	November 16, 2010
/s/ Thomas E. Martin Thomas E. Martin	Director	November 16, 2010
/s/ Darrin Straughan Darrin Straughan	Director	November 16, 2010